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                                                                Exhibit No. 21.1

                           Fisher Communications, Inc.
                                  Subsidiaries

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
Subsidiary                                                         Jurisdiction in Which Organized
Fisher Broadcasting Company                                        Washington
Fisher Mills Inc.                                                  Washington
Fisher Properties Inc.                                             Washington
Fisher Media Services Company                                      Washington
Fisher Pathways, Inc. /(1)/                                        Washington
Fisher Radio Regional Group Inc. /(2)/                             Washington
Valley Milling Company /(3)/                                       Washington
Fisher Broadcasting - Georgia, L.L.C. /(2)/                        Delaware
Fisher Broadcasting - Seattle TV, L.L.C. /(2)/                     Delaware
Fisher Broadcasting - Seattle Radio, L.L.C. /(2)/                  Delaware
Fisher Broadcasting - Portland TV, L.L.C. /(2)/                    Delaware
Fisher Broadcasting - Portland Radio, L.L.C. /(2)/                 Delaware
Fisher Broadcasting - Oregon TV, L.L.C. /(2)/                      Delaware
Fisher Broadcasting - Washington TV, L.L.C. /(2)/                  Delaware
Fisher Broadcasting - Idaho TV, L.L.C. /(2)/                       Delaware
Fisher Broadcasting - S.E. Idaho TV, L.L.C. /(2)/                  Delaware
Fisher Entertainment, L.L.C. /(1)/                                 Delaware
Civia, Inc. /(1)/                                                  Delaware

(1) Wholly owned by Fisher Media Services Company
(2) Wholly owned by Fisher Broadcasting Company
(3) Wholly owned by Fisher Mills Inc.